For period ending
January 31, 1999
Exhibit 77C
File number 811-7804
Managed High Yield Fund Inc.
On November 19, 1998 the Fund's
stockholders elected
board members and
ratified the selection of
independent auditors.
Pursuant to Instruction
2 of Sub-Item 77C of
Form N-SAR, it is not
necessary to provide in
this exhibit details
concerning shareholder
action on these two
proposals since there
were no solicitations in
opposition to the
registrant's nominees
and all of the nominees
were elected.
For period ending
January 31, 1999
Exhibit 77Q(1)
File number 811-7804
Managed High Yield Fund Inc.
BY-LAWS AMENDMENT RESOLVED:
That Sections 9 and 10 of
Article II of the Fund's
By-Laws be, and they
hereby are, amended to
read as follows: Section 9.
NOMINATION. Subject to the
rights of holders of any
class or series of stock
having a preference over
the Corporation's common
stock as to dividends or
upon liquidation, nominations
for the election of directors
may be made by the Board of
Directors or a committee
appointed by the Board
of Directors or by any
stockholder who is
entitled to vote for the
election of directors.
However, any such
stockholder may nominate
a director only by notice
in writing delivered or
mailed by first class
United States mail,
postage prepaid, to the
Secretary of the Corporation,
and received by the Secretary
not less than (i) with
respect to any nomination
to be introduced at an
annual meeting of
stockholders, one hundred
and twenty days in advance
of the anniversary of the
date the Corporation's proxy
statement was first released
to stockholders in connection
with the previous year's
annual meeting, and (ii)
with respect to any
nomination to be introduced
at a special meeting of
stockholders, the close
of business on the
seventh day following
the date on which notice
of such meeting is first
given to stockholders.
Each such notice shall
set forth: (a) the name
and address of the
stockholder who intends
to make the nomination
and of the person or
persons to be nominated;
(b) a representation
that the stockholder is a
holder of record or
beneficial owner of
stock of the Corporation
entitled to vote at such
meeting (together with such
proof thereof as would
meet the requirements
for proposals that are to
be included in the
Corporation's proxy
statements pursuant to
Rule 14a-8 under the
Securities Exchange
Act of 1934, as
amended, or any
successor to such Rule)
and intends to appear in
person or by proxy at
the meeting to nominate
the person or persons
specified in the notice;
(c) the class and number
of shares of stock held
of record, owned
beneficially and
represented by
proxy by such
stockholder as of the
record date for the
meeting (if such date
shall then have been
made publicly
available) and as of the
date of such notice. The
chairperson of the
meeting may refuse to
acknowledge a
nomination by
any stockholder that is
not made in compliance
with the foregoing
procedure.  Section 10.
STOCKHOLDER PROPOSAL. Any
stockholder who is
entitled to vote in the
election of directors
may submit to the Board
of Directors proposals
to be considered for
submission to the
stockholders of the
Corporation for their
vote. The introduction
of any stockholder
proposal that the Board
of Directors decides
should be voted on by
the stockholders of the
Corporation, shall be
made by notice in
writing delivered or
mailed by first class
United States mail,
postage prepaid, to the
Secretary of the
Corporation, and
received by the
Secretary not less than
(i) with respect to any
proposal to be
introduced at an annual
meeting of stockholders,
one hundred and twenty
days in advance of the
anniversary of the date
the Corporation's proxy
statement was first
released to stockholders
in connection with the
previous year's annual
meeting, and (ii) with
respect to any proposal
to be introduced at a
special meeting of
stockholders, the close
of business on the
seventh day following
the date on which
notice of such meeting
is first given to
stockholders. Each such
notice shall set forth:
(a)  the proposal to be
introduced; (b) the
name and address of the
stockholder who
intends to make the
proposal; (c) a
representation that the
stockholder is a holder
of record or beneficial
owner of stock of the
Corporation entitled to
vote at such meeting
(together with such
proof thereof as would
meet the requirements
for proposals that are
to be included in the
Corporation's proxy
statements pursuant to
Rule 14a-8 under
the Securities Exchange
Act of 1934, as
amended, or any
successor to such Rule)
and intends to appear in
person or by
proxy at the meeting to
introduce the proposal
or proposals, specified
in the notice; and (d)
the class and number of
shares of stock held of
record, owned beneficially
and represented by proxy
by such stockholder as
of the record date for
the meeting (if such
date shall then have
been made publicly
available) and as of the
date of such notice. The
chairperson of the
meeting may refuse to
acknowledge the
introduction of any
stockholder proposal
not made in
compliance with the
foregoing procedure.